UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2007

XL Capital Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10804	98-0191089
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 292-8515

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

XL Capital Ltd (the "Company") is filing this report to reaffirm its sub-prime exposure and clarify its collateralized debt obligations ("CDOs") exposures, each as at June 30, 2007.

During the Company's second quarter 2007 earnings call of July 25, 2007, management stated that the Company's exposure to CDOs in the Company's investment portfolio of asset-backed securities ("ABS") was approximately $800 million as at June 30, 2007. Subsequent to the call, the Company has expanded its methodology for classifying CDOs, which now incorporates certain securities excluded under its previous definition. The Company continually reviews the classifications within its ABS portfolio given that industry data does not consistently differentiate between the various sub sectors. Using the Company's expanded approach, an additional $600 million of CDOs are captured, which would increase the Company's total exposure to CDOs in its investment portfolio to approximately $1.4 billion as at June 30, 2007.

This reclassification of certain ABS portfolio holdings has no impact, as at June 30, 2007, on (1) the Company's overall sub-prime exposure of approximately $1.2 billion; (2) the Company's asset-backed CDO exposure with a sub-prime component of approximately $100 million; or (3) the relative BBB component of the $1.4 billion CDO portfolio described above of approximately 20%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

August 2, 2007	By:	Kirstin R. Gould

Name: Kirstin R. Gould
Title: Secretary